NanoViricides Announces that its Annual Meeting was held on December 9th, 2013; the CEO Presentation is available on the Redesigned Website

WEST HAVEN, CONNECTICUT -- December, 11th, 2013 -- NanoViricides, Inc. (NYSE MKT: NNVC) (the “Company”), announced today that the annual meeting of its shareholders was held on December 9th in Stamford, CT. The meeting was well attended in spite of poor weather conditions. All of the Directors of the Company were present. Professor Mukund Kulkarni and Mr. Stanley Glick were present in person. Dr. Milton Boniuk had sent Ms. Debra Boniuk, his daughter and legal counsel to his charitable foundation, as his representative. In addition, two of the Company’s Scientific Advisory Board members, namely Dr. Harmon Aronson, and Professor Thomas Lentz, also attended the meeting.

The Company has unveiled its completely redesigned website in time for the annual meeting. The new website provides access to the CEO’s presentation, our press releases, our technologies, as well as our SEC filings and other documents. This website is built with modern technologies including CSS and HTML5 to allow flexible design and simplifying future updates.

After the business portion of the meeting was concluded, Dr. Eugene Seymour, the Company’s CEO, reviewed the Company’s achievements over the previous year. Of note, the Company has successfully up-listed to the NYSE MKT exchange in September. The listing to NYSE MKT followed a uniform reverse split comprising conversion of each 3.5 old common stock instruments to 1 new common stock instrument(s). The prior existing warrants were automatically adjusted in price and in number in accordance with the uniform reverse split. Concomitantly, the Company also successfully raised approximately $9.7M, with a total financing of approximately $18M over the year. The Company’s rate of cash expenditure continues to be low, at about $1.75M in the most recent quarter. The Company had approximately $22M in cash and cash-like instruments in hand as of September 30, 2013. The Company estimates that this funding is sufficient for approximately two years worth of operations. The available funding is estimated to be sufficient for initial human clinical trials of FluCide and possibly of DengueCide as well, depending upon several factors outside of the Company’s control.

The Company added two new marquee directors to its Board this year, leading to a majority of independent directors, prior to the up-listing. The Company also adopted strong corporate governance policies.

The Company’s drug development programs continue to progress satisfactorily. The broad-spectrum injectable FluCide™ anti-influenza drug is our most advanced drug candidate. Recently, the Company has announced that FluCide was found to be safe and well tolerated in a small non-GLP safety-toxicology study, even at the maximum feasible dosage level. In addition, the Company has successfully performed studies on the scale up of synthesis of FluCide.

In addition, DengueCide™, the Company’s broad-spectrum drug candidate against all dengue viruses and dengue fever, DHF, and DSS was awarded an “orphan drug” status by the US FDA as well as the European Medicines Agency (EMA). These designations bring substantial benefits, financial, and otherwise, that have enabled the Company to give high priority to the development of this drug candidate. DHF (dengue hemorrhagic fever), and DSS (dengue shock syndrome) are very severe manifestations of dengue virus infection with fatality rates in excess of 20% worldwide.

Further, the construction of a cGMP facility for pilot-scale production of the Company’s nanoviricide® drug candidates in Shelton, CT, has commenced, after completing design, architecture, and engineering. The Company intends to lease this facility in order to minimize capital expenditures. This project is on track with construction scheduled to be completed in first calendar quarter of 2014. The facility is designed as a state-of-the-art, high-tech biotechnology and nanomedicines R&D laboratory as well as a highly customizable c-GMP capable pilot scale manufacturing facility.

This facility is the very first and only nanomedicines manufacturing facility in the State of Connecticut, and one of the very few in the entire world. The facility is expected to be capable of producing any of the Company’s nanoviricides drug candidates, whether injectables, oral formulations, skin creams, lotions, eye drops, or other forms, in quantities needed for human clinical trials.

Other milestones included the signing of non-disclosure agreements with the Lovelace Respiratory Research Institute as well as with the Public Health England for testing of our drug candidates against various subtypes of Influenza viruses, as well as against the deadly Middle-East Respiratory Syndrome Coronavirus (MERS-CoV).

Dr. Seymour’s presentation was made available on our newly redesigned website at the time of the meeting.

Following Dr. Seymour’s presentation, Dr. Diwan provided an overview of the Company’s platform technology and the built in capabilities that enable the current generation of nanoviricides drugs. Because a nanoviricide is expected to work directly against the virus particle, it can be added to current therapies that interrupt virus lifecycle inside the cell. Such combination is expected to result in much stronger antiviral effect than that of either the current therapy or the nanoviricide alone. This is possible because a nanoviricide’s putative mechanism of action is orthogonal to that of antiviral drugs that work inside host cells.

More importantly, nanoviricides drugs are designed such that viral mutations are unlikely to cause resistance to the nanoviricide, because despite all genetic changes, how the virus binds to the host cell receptor does not change.

NanoViricides Pipeline

NanoViricides is developing broad-spectrum anti-influenza drugs as part of its rich drug pipeline. The Company believes that its FluCide™ drug candidates will be effective against most if not all influenza viruses, including the H7N9 bird flu, H3N2 or H1N1 epidemic viruses, H5N1 bird flu, seasonal influenzas, as well as novel influenza viruses. This is because FluCide is based on the Company’s biomimetic technology, mimicking the natural sialic acid receptors for the influenza virus on the surface of a nanoviricide® polymeric micelle. It is important to note that all influenza viruses bind to the sialic acid receptors, even if they rapidly mutate. The FluCide drug candidates have already shown strong effectiveness against H1N1 and H3N2 influenza viruses in highly lethal animal models. The injectable FluCide drug candidate has shown 1,000X greater viral load reduction as compared to oseltamivir (Tamiflu®), the current standard of care, in a highly lethal influenza infection animal model. The Company believes that these animal model results should translate readily into humans.

NanoViricides has also developed an oral drug candidate against influenza. This oral version was found to be dramatically more effective than oseltamivir (TamiFlu®) in animals given a highly lethal level of influenza virus infection. This oral FluCide may be the very first nanomedicine that is effective when taken by mouth.

In addition, NanoViricides has developed drug candidates against Dengue, HIV/AIDS, Herpes, and Ocular Viral Diseases that have shown strong effectiveness in relevant animal and/or cell culture models.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for viral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com